Company Contact: Kelly J. Gill Chief Executive Officer 615-771-7575	Investor Relations: James R. McKnight, Jr. Chief Financial Officer 615-771-7575
Diversicare Announces 2017 Fourth Quarter Results

BRENTWOOD, TN, (March 1, 2018) – Diversicare Healthcare Services, Inc. (NASDAQ: DVCR), a premier provider of long-term care services, today announced its results for the fourth quarter ended December 31, 2017. The Company's revenue grew to $144.4 million, an increase of 6.9% year-over-year.
On February 22, 2018, the Board of Directors declared a quarterly dividend of $0.055 per share per common share payable to shareholders of record as of March 31, 2018, to be paid on April 13, 2018.
Fourth Quarter 2017 Highlights

•
Net Revenue increased 6.9% to $144.4 million in the fourth quarter of 2017 from $135.0 million in the fourth quarter of 2016, primarily due to the 22 centers acquired during the fourth quarter of 2016.

•	Net loss increased to $5.9 million in the fourth quarter of 2017 compared to net income of $1.4 million in the fourth quarter of 2016.

•
The Tax Cuts and Jobs Act enacted on December 22, 2017 resulted in a non-cash Income Tax expense of $5.5 million in the fourth quarter of 2017 to reflect the reevaluation of the Company's net deferred tax assets based on the U.S. Federal Tax Rate of 21.0%.

See below for a reconciliation of all GAAP and non-GAAP financial results.
Changes to the Board of Directors
The Company is sad to announce the unexpected passing of Wallace E. Olson, a director of the Company since 2002. Mr. Olson formerly served as Chairman of the Board of Directors and was a member of the Audit Committee, Compensation Committee and the Governance and Nominating Committee.
William C. O’Neil, Jr., a director of the Company since its inception, has notified the Company that he will not stand for re-election at the 2018 annual meeting and will retire from the Board effective immediately after the annual meeting.  Mr. O’Neil is currently the chairman of the Compensation Committee and a member of both the Audit Committee and the Governance and Nominating Committee. The decision by Mr. O’Neil to retire is not based on any disagreement with the Company.
Effective March 2, 2018, the Board of Directors increased the size of the Board from seven to eight directors, which coupled with Mr. Olson's death created two vacancies. The Board appointed Ben R. Leedle, Jr. and Leslie K. Morgan as new Directors, effective March 2, 2018, filling the vacancies.  Neither Mr. Leedle nor Ms. Morgan has any related party transactions with the Company.  Both Mr. Leedle and Ms. Morgan, along with the other directors except for Mr. O'Neil, will be presented to the shareholders for election as directors at the 2018 annual meeting of shareholders.
Ms. Morgan, age 40, is the general partner of the Olson Family Partnership, is Wallace Olson's daughter, and is the co-founder of CareAssist, Inc., a licensed personal support services agency that provides non-medical home care in Chattanooga, Tennessee.  She and her husband founded the company in 2008. Prior to joining CareAssist, Ms. Morgan was a benefits consultant with Unum and a securities associate with A.G. Edwards, both in Chattanooga Tennessee.  Ms. Morgan earned her B.S. from University of Tennessee at Chattanooga in 2002.
Mr. Leedle, age 57, is currently the CEO of Blue Zones, LLC, a health innovation company dedicated to creating healthy communities across the United States. Mr. Leedle served as Chief Executive Officer of Healthways, Inc. (now Tivity Health, Inc.) from September 2003 until May 2015. He is also engaged as strategic advisor, director, and investor for several companies including BeHealth Solutions, a digital therapeutics company, Equality Health, a health plan for disparate populations, and Health Velocity Capital, a health technology and services innovation partner to entrepreneurs and investors.

CEO Remarks
Commenting on changes to the Board of Directors, Kelly Gill, Diversicare's CEO, stated “We are deeply saddened to announce the unexpected passing of our dear friend Wally, who has been a long-time supporter of the Company and an active Board Member. Additionally, we thank Bill for his many years of service to the Company. He has been a great advocate of the Company since its inception in 1994 and we will miss his contributions to the Board. We are excited to have Leslie and Ben join the Board and are confident that their experiences and backgrounds will make both of them strong additions to our Board at this critical time for our company. We believe they will provide valuable insight as we continue to grow as a company."
Commenting on the results, Kelly Gill stated, "For the quarter we faced challenges widely seen in the industry related to skilled mix and occupancy; however, we made strides to limit the impact of these headwinds on our financial and operational performance."
Mr. Gill noted,"Our reported results for the fourth quarter of 2017 reflect a significant one-time non-cash income tax expense of $5.5 million related to the estimated impact of the Tax Cuts and Job Act on our deferred tax assets and liabilities. We anticipate the new legislation to be beneficial, and future tax savings will be invested back into the Company to strengthen current operational and financial results, as well as fund our growth."
Mr. Gill continued, "We continue to make overall progress across the Company with our quality of care outcomes measured under the 5 Star Rating System. I am particularly pleased to see an improvement in quality for the centers we acquired in 2016. As a key focus of our investment strategy, we continue to make ongoing investments in our newly acquired centers, which demonstrates our repeated ability to drive value into underperforming properties."
Mr. Gill highlighted, "Our acquisitions from 2017 and 2016 have proved to be accretive, contributing $188.2 million of revenue during 2017, and EBITDA grew by 86.2% to $19.2 million compared to 2016."
Mr. Gill concluded, "Once again I am very thankful for our dedicated and hardworking team members, who are the driving force behind the seamless transitions of newly acquired centers and the success of overall portfolio."

Other Highlights for the Fourth Quarter 2017
The following table summarizes key revenue and census statistics for continuing operations for each period:

	Three Months Ended December 31,
	2017	2016
Skilled nursing occupancy	79.7%	80.3%
As a percent of total census:
Medicare census	10.6%	11.4%
Managed Care census	4.1%	3.2%
As a percent of total revenues:
Medicare revenues	24.7%	26.9%
Medicaid revenues	53.7%	52.4%
Managed Care revenues	7.6%	6.2%
Average rate per day:
Medicare	$457.02	$458.47
Medicaid	$178.29	$173.05
Managed Care	$374.25	$373.98

Patient Revenues
Patient revenues were $144.4 million in the fourth quarter of 2017 and $135.0 million in the fourth quarter of 2016. This increase is primarily attributable to the acquisition of Golden Living operations in Alabama and Mississippi during the fourth quarter of 2016 and Park Place during the third quarter of 2017. The following table summarizes the revenue increases attributable to our portfolio growth (in thousands):

	Three Months Ended December 31,
	2017	2016	Change
Same-store revenue	$97,294	$97,827	$(533)
2016 acquisition revenue	44,764	37,173	7,591
2017 acquisition revenue	2,309	—	2,309
Total revenue	$144,367	$135,000	$9,367
The overall increase in revenue of $9.4 million is primarily attributable to the incremental increase in revenues from the 2016 acquisitions of $7.6 million. Additionally, the Park Place acquisition in the third quarter of 2017 contributed $2.3 million in revenues. The increase from the acquisition activity was partially offset by a decrease in same-store revenue of $0.5 million which is explained in more detail below.
The average Medicaid rate per patient day for same-store nursing centers in 2017 increased 3.8% compared to 2016, resulting in an increase in revenue of $1.8 million. This average rate per day for Medicaid patients is the result of rate increases in certain states and increasing patient acuity levels. The average Medicare rate per patient day for same-store nursing centers in 2017 decreased 1.1% compared to 2016, resulting in a decrease in revenue of $0.3 million.
Our total average daily census increased by approximately 5.3% for the full portfolio compared to 2016 on a consolidated basis, but was primarily attributable to the aforementioned acquisition activity. On a same-store basis, our Medicare and Private Pay average daily census for 2017 decreased compared to 2016, resulting in decreases in revenue of $1.9 million, or 8.4%, and $1.3 million, or 13.9%, respectively. The decrease was partially offset by an increase in Medicaid average daily census resulting in increased in revenue of $0.4 million, or 0.9%.

Expenses
Operating expense increased to $116.2 million in 2017 from $106.5 million in 2016, driven by the $35.1 million in operating costs at the Golden Living nursing centers added in the fourth quarter of 2016 and $1.8 million in operating costs at Park Place added in the third quarter of 2017. Operating expense increased to 80.5% of revenue in 2017, compared to 78.9% of revenue in 2016.

	Three Months Ended December 31,
	2017	2016	Change
Same-store operating expenses	$79,312	$78,500	$812
2016 acquisition operating expenses	35,096	27,988	7,108
2017 acquisition operating expenses	1,777	—	1,777
Total operating expenses	$116,185	$106,488	$9,697
The largest component of operating expenses is wages, which increased to $68.3 million in 2017 from $63.2 million in 2016, an increase of $5.1 million, or 8.0%. While wages increased overall, wages as a percentage of revenue decreased in the fourth quarter of 2017 to 47.3% as compared to 46.8% in the fourth quarter of 2016, a decrease of 0.5%.
On a same-store center basis, operating expenses slightly increased by $0.8 million, which is attributable to an increase in bad debt expense of $1.0 million, which was slightly offset by a decrease of $0.2 million in health insurance costs.
Lease expense increased to $13.7 million in 2017 from $12.4 million in 2016, an increase of $1.3 million, or 10.5%. The increase in lease expense was driven by $1.2 million from the assumption of the Golden Living centers in the fourth quarter of 2016 as a result of having a full year of operations in 2017.
Professional liability expense was $2.8 million in 2017 compared to $2.5 million in 2016, an increase of $0.3 million, or 11.1%. As centers have been acquired in 2016 and 2017, the Company has accessed commercial insurance markets, which accounts for a significant portion of the growth in professional liability expense in the current year. We were engaged in 72 professional liability lawsuits as of December 31, 2017, compared to 67 as of December 31, 2016. Our cash expenditures for professional liability costs of continuing operations were $0.5 million and $1.7 million for 2017 and 2016, respectively. Professional liability expense and cash expenditures fluctuate from year to year based respectively on the results of our third-party professional liability actuarial studies, the premium costs of purchased insurance, and on the costs incurred in defending and settling existing claims. See “Liquidity and Capital Resources” for further discussion of the accrual for professional liability.
General and administrative expenses were approximately $8.0 million in 2017 compared to $9.2 million in 2016, a decrease of $1.2 million, or 13.0%. The overall decrease in general and administrative expenses were attributable to corporate wages and payroll taxes, accounting fees and acquisition costs of $0.2 million, $0.3 million and $0.6 million, respectively.
Depreciation and amortization expense was approximately $2.8 million in 2017 and $2.2 million in 2016. The increase in 2017 is primarily due to $0.4 million in depreciation and amortization expenses related to the assumed Golden Living operations in the fourth quarter of 2016.
Gain on bargain purchase of $0.9 million was recognized in the fourth quarter of 2017 as a result of the Park Place acquisition in July 2016.
Interest expense has increased to $1.7 million in 2017 compared to $1.4 million in 2016, an increase of $0.3 million. The increase was primarily attributable to higher debt balances in 2017 as a result of additional borrowings made during the change in ownership processes for the newly acquired centers in Alabama and Mississippi, and the amendment of the term loan facility that occurred in June 2017.
As a result of the above, continuing operations reported income before taxes of $0.1 million in 2017, as compared to income of $2.2 million in 2016. The provision for income taxes was $6.1 million in 2017 and $0.8 million in 2016. The basic and diluted loss per common share from continuing operations were $0.94 and $0.94 in 2017, respectively, compared to a basic and diluted income per common share from continuing operations of $0.23 and $0.22 in 2016, respectively.
Receivables
Our net receivables balance increased $2.7 million to $64.9 million as of December 31, 2017 from $62.2 million as of December 31, 2016. The increase is attributable to the twenty-two newly leased Golden Living centers in Alabama and Mississippi.

Conference Call Information
A conference call has been scheduled for Thursday, March 1, 2018 at 4:00 P.M. Central time (5:00 P.M. Eastern time) to discuss fourth quarter 2017 results. The conference call information is as follows:

Date:	Thursday, March 1, 2018
Time:	4:00 P.M. Central, 5:00 P.M. Eastern
Webcast Links:	www.DVCR.com
Dial in numbers:	877.340.2552 (domestic) or 253.237.1159 (International) Conference ID: 4584579 The Operator will connect you to Diversicare’s Conference Call

A replay of the conference call will be accessible two hours after its completion through March 8, 2018, by dialing 855-859-2056 (domestic) or 404-537-3406 (international) and entering Conference ID 4584579.
FORWARD-LOOKING STATEMENTS
The “forward-looking statements” contained in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictive in nature and are frequently identified by the use of terms such as “may,” “will,” “should,” “expect,” “believe,” “estimate,” “intend,” and similar words indicating possible future expectations, events or actions. These forward-looking statements reflect our current views with respect to future events and present our estimates and assumptions only as of the date of this release. Actual results could differ materially from those contemplated by the forward-looking statements made in this release. In addition to any assumptions and other factors referred to specifically in connection with such statements, other factors, many of which are beyond our ability to control or predict, could cause our actual results to differ materially from the results expressed or implied in any forward-looking statements including, but not limited to, our ability to successfully integrate the operations of our new nursing centers in Alabama and Mississippi, as well as successfully operate all of our centers, our ability to increase census at our renovated centers, changes in governmental reimbursement, government regulation, the impact of the recently adopted federal health care reform or any future health care reform, any increases in the cost of borrowing under our credit agreements, our ability to comply with covenants contained in those credit agreements, our ability to renew or extend our leases at or prior to the end of the existing lease terms, the outcome of professional liability lawsuits and claims, our ability to control ultimate professional liability costs, the accuracy of our estimate of our anticipated professional liability expense, the impact of future licensing surveys, the outcome of proceedings alleging violations of state or Federal False Claims Acts, laws and regulations governing quality of care or other laws and regulations applicable to our business including HIPAA and laws governing reimbursement from government payors, the costs of investing in our business initiatives and development, our ability to control costs, changes to our valuation of deferred tax assets, changes in occupancy rates in our centers, changing economic and competitive conditions, changes in anticipated revenue and cost growth, changes in the anticipated results of operations, the effect of changes in accounting policies as well as others. The Company has provided additional information in its Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as well as in its other filings with the Securities and Exchange Commission, which readers are encouraged to review for further disclosure of other factors. These assumptions may not materialize to the extent assumed, and risks and uncertainties may cause actual results to be different from anticipated results. These risks and uncertainties also may result in changes to the Company’s business plans and prospects. Diversicare Healthcare Services, Inc. is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.

Diversicare provides long-term care services to patients in 76 skilled nursing and centers containing 8,945 licensed nursing beds. For additional information about the Company, visit Diversicare's web site: www.DVCR.com.
-Financial Tables to Follow-

DIVERSICARE HEALTHCARE SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31, 2017	December 31, 2016
ASSETS:
Current Assets
Cash and cash equivalents	$3,524	$4,263
Receivables, net	64,929	62,152
Current assets of discontinued operations	45	28
Other current assets	4,160	5,247
Total current assets	72,658	71,690

Property and equipment, net	69,204	59,800
Deferred income taxes	15,154	21,185
Acquired leasehold interest, net	6,691	7,075
Other assets, net	3,862	3,301
TOTAL ASSETS	$167,569	$163,051

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current Liabilities
Current portion of long-term debt and capitalized lease obligations	$13,065	$7,715
Trade accounts payable	14,080	12,972
Current liabilities of discontinued operations	461	427
Accrued expenses:
Payroll and employee benefits	20,013	20,108
Current portion of self-insurance reserves	8,792	9,401
Provider taxes	3,090	3,114
Other current liabilities	4,766	4,432
Total current liabilities	64,267	58,169
Noncurrent Liabilities
Long-term debt and capitalized lease obligations, less current portion	74,603	72,145
Self-insurance reserves, less current portion	13,458	11,766
Other noncurrent liabilities	8,779	9,551
Total noncurrent liabilities	96,840	93,462

SHAREHOLDERS’ EQUITY	6,462	11,420

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$167,569	$163,051

DIVERSICARE HEALTHCARE SERVICES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended December 31,
	2017	2016
PATIENT REVENUES, net	$144,367	$135,000
Operating expense	116,185	106,488
Facility-level operating income	28,182	28,512

EXPENSES:
Lease and rent expense	13,691	12,393
Professional liability	2,753	2,479
General and administrative	8,034	9,236
Depreciation and amortization	2,807	2,237
Total expenses less operating	27,285	26,345
OPERATING INCOME	897	2,167
OTHER INCOME (EXPENSE):
Equity in net loss of unconsolidated affiliate	—	82
Gain on sale of bargain purchase	925	—
Gain on sale of unconsolidated affiliate	—	1,366
Interest expense, net	(1,677)	(1,373)
	(752)	75
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	145	2,242
PROVISION FOR INCOME TAXES	(6,092)	(804)
NET INCOME (LOSS) FROM CONTINUING OPERATIONS	(5,947)	1,438
NET INCOME (LOSS) FROM DISCONTINUED OPERATIONS:
Operating income (loss), net of taxes	14	(13)
DISCONTINUED OPERATIONS	14	(13)
NET INCOME (LOSS)	$(5,933)	$1,425

NET INCOME (LOSS) PER COMMON SHARE FOR DIVERSICARE HEALTHCARE SERVICES, INC. SHAREHOLDERS:
Per common share – basic
Continuing operations	$(0.94)	$0.23
Discontinued operations	—	—
	$(0.94)	$0.23
Per common share – diluted
Continuing operations	$(0.94)	$0.22
Discontinued operations	$—	$—
	$(0.94)	$0.22
DIVIDENDS DECLARED PER SHARE OF COMMON STOCK	$0.055	$0.055
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	6,295	6,213
Diluted	6,295	6,421

DIVERSICARE HEALTHCARE SERVICES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Twelve Months Ended December 31,
	2017	2016
PATIENT REVENUES, net	$574,794	$426,063
Operating expense	458,122	342,932
Facility-level operating income	116,672	83,131

EXPENSES:
Lease and rent expense	54,988	33,364
Professional liability	10,764	8,456
General and administrative	33,311	30,271
Depreciation and amortization	10,902	8,292
Lease termination costs (receipts)	(180)	2,008
Total expenses less operating	109,785	82,391
OPERATING INCOME	6,887	740
OTHER INCOME (EXPENSE):
Equity in net losses of unconsolidated affiliate	—	273
Gain on bargain purchase	925	—
Gain on sale of unconsolidated affiliate	733	1,366
Hurricane costs	(232)	—
Interest expense, net	(6,369)	(4,802)
Debt retirement costs	—	(351)
	(4,943)	(3,514)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	1,944	(2,774)
BENEFIT (PROVISION) FOR INCOME TAXES	(6,743)	1,030
NET LOSS FROM CONTINUING OPERATIONS	(4,799)	(1,744)
NET LOSS FROM DISCONTINUED OPERATIONS:
Operating loss, net of taxes	(28)	(67)
DISCONTINUED OPERATIONS	(28)	(67)
NET LOSS	$(4,827)	$(1,811)

NET LOSS PER COMMON SHARE FOR DIVERSICARE HEALTHCARE SERVICES, INC. SHAREHOLDERS:
Per common share – basic
Continuing operations	$(0.76)	$(0.28)
Discontinued operations	(0.01)	(0.01)
	$(0.77)	$(0.29)
Per common share – diluted
Continuing operations	$(0.76)	$(0.28)
Discontinued operations	(0.01)	(0.01)
	$(0.77)	$(0.29)
DIVIDENDS DECLARED PER SHARE OF COMMON STOCK	$0.22	$0.22
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	6,279	6,199
Diluted	6,279	6,199

DIVERSICARE HEALTHCARE SERVICES, INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(In thousands)

	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net income (loss)	$(5,933)	$(580)	$353	$1,333	$1,425
Loss (income) from discontinued operations, net of tax	(14)	(1)	28	15	13
Income tax provision (benefit)	6,092	(345)	134	862	804
Interest expense	1,677	1,668	1,541	1,483	1,373
Depreciation and amortization	2,807	2,988	2,620	2,487	2,237
EBITDA	4,629	3,730	4,676	6,180	5,852

EBITDA adjustments:
Acquisition related costs (a)	2	72	133	85	1,492
Lease termination costs (b)	—	(180)	—	—	—
Hurricane costs (c)	—	232	—	—	—
Gain on sale of unconsolidated affiliate (d)	—	—	—	(733)	(1,366)
Gain on bargain purchase (e)	(925)	—	—	—	—
Adjusted EBITDA	$3,706	$3,854	$4,809	$5,532	$5,978

(a)	Represents non-recurring costs associated with acquisition-related transactions.
(b)	Represents non-recurring lease termination receipts, net of expenses, related to the termination of Carthage, Mississippi operating lease in September 2017.
(c)	Represents non-recurring hurricane costs related to Hurricanes Harvey and Irma during the third quarter 2017.
(d)	Represents non-recurring gain on the sale of an unconsolidated affiliate in November 2016.
(e)	Represents non-recurring gain on bargain purchase related to the Selma acquisition in July 2017.

DIVERSICARE HEALTHCARE SERVICES, INC.
RECONCILIATION OF NET INCOME (LOSS) FOR DIVERSICARE HEALTHCARE
SERVICES, INC. COMMON SHAREHOLDERS TO ADJUSTED NET INCOME (LOSS)
FOR DIVERSICARE HEALTHCARE SERVICES, INC. COMMON SHAREHOLDERS
(In thousands, except per share data)

	For Three Months Ended
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016

Net income (loss) for Diversicare Healthcare Services, Inc. Common shareholders	$(5,933)	$(580)	$353	$1,333	$1,425
Adjustments:
Acquisition related costs (a)	2	72	133	85	1,492
Lease termination costs (b)	—	(180)	—	—	—
Gain on sale of unconsolidated affiliate (c)	—	—	—	(733)	(1,366)
Gain on bargain purchase (d)	(925)	—	—	—	—
Hurricane costs (e)	—	232	—	—	—
Tax impact of above adjustments (f)	600	(43)	(53)	(283)	(1,000)
Discontinued operations, net of tax	(14)	(1)	28	15	13
Adjusted net income (loss) for Diversicare Healthcare Services, Inc. common shareholders	$(6,270)	$(500)	$461	$417	$564

Adjusted net income (loss) for Diversicare Healthcare Services, Inc. common shareholders
Basic	$(1.00)	$(0.08)	$0.07	$0.07	$0.09
Diluted	$(1.00)	$(0.08)	$0.07	$0.06	$0.09

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING :
Basic	6,295	6,294	6,294	6,233	6,213
Diluted	6,295	6,294	6,472	6,440	6,421

(a)	Represents non-recurring costs associated with acquisition-related transactions.
(b)	Represents non-recurring lease termination receipts, net of expenses, related to the termination of Carthage, Mississippi operating lease in September 2017.
(c)	Represents non-recurring gain on the sale of an unconsolidated affiliate in November 2016.
(d)	Represents non-recurring gain on bargain purchase related to the Selma acquisition in July 2017.
(e)	Represents non-recurring hurricane costs related to Hurricanes Harvey and Irma during the third quarter 2017.
(f)	Represents tax provision for the cumulative adjustments for each period.

DIVERSICARE HEALTHCARE SERVICES, INC.
FUNDS PROVIDED BY OPERATIONS
(In thousands, except per share data)

	Twelve Months Ended December 31,
	2017	2016
NET LOSS	$(4,827)	$(1,811)
Discontinued operations	(28)	(67)
Net loss from continuing operations	(4,799)	(1,744)
Adjustments to reconcile net income (loss) from continuing operations to funds provided by operations:
Depreciation and amortization	10,902	8,292
Provision for doubtful accounts	8,958	7,163
Deferred income tax provision (benefit)	5,997	(1,569)
Provision for self-insured professional liability, net of cash payments	1,342	1,968
Stock based compensation	1,027	1,012
Equity in net income of unconsolidated affiliate	—	(271)
Gain on sale of unconsolidated affiliate	(733)	(1,366)
Debt retirement costs	—	351
Provision for leases, net of cash payments	(936)	(1,773)
Lease termination costs, net of cash payments	—	1,863
Gain on bargain purchase	(925)	—
Deferred bonus	761	350
Other	523	576
FUNDS PROVIDED BY OPERATIONS	$22,117	$14,852

FUNDS PROVIDED BY OPERATIONS PER COMMON SHARE:
Basic	$3.52	$2.40
Diluted	$3.41	$2.33
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING :
Basic	6,279	6,199
Diluted	6,480	6,370
We have included certain financial measures in this press release, including EBITDA, Adjusted EBITDA, Adjusted Net income (loss) and Funds Provided by Operations which are “non-GAAP financial measures” using accounting principles generally accepted in the United States (GAAP) and using adjustments to GAAP (non-GAAP). These non-GAAP measures are not measurements under GAAP. These measurements should be considered in addition to, but not as a substitute for, the information contained in our financial statements prepared in accordance with GAAP. We define EBITDA as net income (loss) adjusted for loss (income) from discontinued operations, interest expense, income tax and depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted for acquisition-related, debt retirement, lease termination and lease deferral costs. We define Adjusted Net income (loss) as Net income (loss) adjusted for acquisition-related costs, lease termination costs, lease deferral costs, debt retirement costs and income (loss) from discontinued operations. Funds Provided by Operations is defined as net income from operating activities adjusted for the cash effect of professional liability and other non-cash charges. Management believes that Funds Provided by Operations is an important performance measurement because it eliminates the effect of actuarial assumptions on our professional liability reserves, includes the cash effect of professional liability payments, and does not include the effects of deferred tax benefit and other non-cash charges.
Our measurements of EBITDA, Adjusted EBITDA, Adjusted Net income (loss) and Funds Provided by Operations may not be comparable to similarly titled measures of other companies. We have included information concerning EBITDA, Adjusted EBITDA, Adjusted Net income (loss) and Funds Provided by Operations in this press release because we believe that such information is used by certain investors as measures of a company’s historical performance. Management believes that Adjusted EBITDA and Adjusted Net income (loss) are important performance measurements because they eliminate certain nonrecurring start-up losses and separation costs. Management believes that Funds Provided by Operations is an important performance measurement because it eliminates the effect of actuarial assumptions on our professional liability reserves, includes the cash effect of professional liability payments, and does not include the effects of deferred taxes and other non-cash items. Our presentation of EBITDA, Adjusted EBITDA, Adjusted Net income (loss) and Funds Provided by Operations should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

DIVERSICARE HEALTHCARE SERVICES, INC. SELECTED OPERATING STATISTICS (Unaudited)
Three Months Ended December 31, 2017
	As of December 31, 2017			Occupancy (Note 2)
Region (Note 1)	Licensed Nursing Beds (4)	Available Nursing Beds (4)	Skilled Nursing Weighted Average Daily Census	Licensed Nursing Beds	Available Nursing Beds	Medicare Utilization	2017 Q4 Revenue ($ in millions)	Medicare Room and Board Revenue PPD (Note 3)	Medicaid Room and Board Revenue PPD (Note 3)
Alabama	2,464	2,397	2,112	85.7%	88.1%	9.8%	$45.4	$428.08	$188.23
Kansas	464	464	405	87.3%	87.3%	11.6%	8.0	439.55	166.82
Kentucky	1,285	1,281	1,112	86.6%	86.8%	13.8%	26.8	472.49	191.22
Mississippi	1,039	1,004	895	86.2%	89.1%	12.7%	19.1	436.77	184.17
Missouri	339	339	229	67.6%	67.6%	7.8%	4.0	499.61	135.63
Ohio	403	393	347	86.0%	88.3%	10.7%	9.5	498.15	193.18
Tennessee	617	551	440	71.2%	79.9%	11.2%	9.5	448.08	181.21
Texas	1,845	1,662	1,200	65.1%	72.2%	7.4%	22.1	511.77	151.75
Total	8,456	8,091	6,740	79.7%	83.3%	10.6%	$144.4	$457.02	$178.29

Note 1:	The Alabama region includes nursing centers in Alabama and Florida. The Kentucky region includes one nursing center in Indiana.
Note 2:
The number of Licensed Nursing Beds is based on the licensed capacity of the facility. The Company has historically reported its occupancy based on licensed nursing beds, and excludes a limited number of assisted living, independent living, and personal care beds. The number of Available Nursing Beds represents licensed nursing beds less beds removed from service. Available nursing beds is subject to change based upon the needs of the facilities, including configuration of patient rooms, common usage areas and offices, status of beds (private, semi-private, ward, etc.) and renovations. Occupancy is measured on a weighted average basis.

Note 3:	These Medicare and Medicaid revenue rates include room and board revenues, but do not include any ancillary revenues related to these patients.
Note 4:	The Licensed and Available Nursing Bed counts above include only licensed and available SNF beds.

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